Exhibit 10.1

AMENDMENT TO KEVIN YEAMAN EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement dated February 24, 2009, (the “Employment Agreement”) by and between Kevin Yeaman (the “Executive”) and Dolby Laboratories, Inc., a Delaware corporation (“Dolby”), is made effective as of the last date signed below.

WHEREAS, the Employment Agreement requires Executive to sign a release of claims in order to receive certain severance benefits under the Employment Agreement; and

WHEREAS, it is the Internal Revenue Service's position that when certain severance benefits are conditioned upon an employee signing a release of claims, the severance agreement must contain certain provisions limiting the ability of the employee to defer severance payments from one year to another year; and

WHEREAS, Internal Revenue Notice 2010-6, as modified by Notice 2010-80, provides a procedure for correcting the Employment Agreement accordingly; and

NOW THEREFORE, in consideration of the continuing employment of Executive by the Company, the parties hereby agree to amend the Employment Agreement as follows:

1.
The sentence of Section 8(a) of the Employment Agreement reading “Any payments that are delayed until the release of claims becomes effective shall be paid to Executive in a cash lump sum within sixty (60) days following Executive's termination of employment; provided that in no event shall severance payments or benefits be paid or provided until the release of claims actually becomes effective and irrevocable.” is amended in its entirety to read as follows:

“Any payments that are delayed until the release of claims becomes effective shall be paid to Executive in a cash lump sum on the sixtieth (60th) day following Executive's termination of employment; provided that in no event shall severance payments or benefits be paid or provided until the release of claims actually becomes effective and irrevocable.”

Except as specifically amended above, the Employment Agreement remains in full force and effect.

IN WITNESS WHEREOF, each of the parties has executed this Amendment on the dates signed below.

DOLBY LABORATORIES, INC.

/s/ Andy Sherman______________
Andy Sherman
Executive Vice President, General Counsel and Secretary
December 19, 2012

EXECUTIVE

/s/ Kevin Yeaman
Kevin Yeaman
December 19, 2012